NEWS RELEASE

DT MIDSTREAM ANNOUNCES STRONG 2021 RESULTS AND PROVIDES 2022 AND 2023 GUIDANCE

•	Delivered 2021 results exceeding the high end of guidance
•	Increased 2022 adjusted EBITDA guidance
•	Provided 2023 adjusted EBITDA early outlook
•	Increased dividend by 7%

DETROIT, Feb. 25, 2022 – DT Midstream, Inc. [www.dtmidstream.com] (NYSE: DTM) today reported full year 2021 net income of $307 million, or $3.16 per diluted share. Operating earnings for 2021 were $336 million, or $3.46 per diluted share, and adjusted EBITDA was $768 million.

Reconciliations of operating earnings, operating EPS and adjusted EBITDA (non-GAAP measures) to reported net income are included at the end of this news release.

“Our excellent 2021 results have positioned DT Midstream for continued distinctive shareholder performance.” said David Slater, President and CEO. “Our employees delivered a successful spin-off from DTE Energy, expanded our customer base and continued to make progress on growth projects that have us well positioned for 2022 and beyond. Most notably, we executed new Haynesville agreements that build upon our strong commercial relationship with Southwestern Energy,” said Slater. “This first phase expansion of the Haynesville system will utilize electric compression to provide a low carbon “wellhead to water” pathway to the LNG export corridor.”

Slater noted the following significant achievements:

•	Increased 2022 adjusted EBITDA guidance to $770 to $810 million

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•	Provided 2023 adjusted EBITDA early outlook which reflects continued organic growth and confidence in our core businesses
•	Increased dividend by 7% to $0.64 per share, to be paid on April 15 to shareholders of record on March 21
•	Approximately 50% of our 5-year (2021-2025) investment plan is committed to organic growth opportunities
•	Continue to expand our ESG and energy transition initiatives, including executing an agreement with Mitsubishi for hydrogen development projects, and advancing carbon capture and sequestration opportunities

“DT Midstream delivered strong financial results in 2021 while also executing on significant growth investments,” said Jeff Jewell, DT Midstream Executive Vice President and CFO. “The company is in a great position to achieve our financial goals in 2022, 2023 and over the long term.”

The company will conduct a conference call to discuss earnings results at 9 a.m. ET (8 a.m. CT) today. Investors, the news media and the public may listen to a live internet broadcast of the call at this link. The toll-free telephone dial-in number in the U.S. and Canada is 888.330.2022, and the toll number is 646.960.0690; the passcode is 8347152. International access numbers are available here.

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About DT Midstream

DT Midstream (NYSE: DTM) is an owner, operator and developer of natural gas interstate and intrastate pipelines, storage and gathering systems, compression, treatment and surface facilities. The Company transports clean, natural gas for utilities, power plants, marketers, large industrial customers and energy producers across the Southern, Northeastern and Midwestern United States and Canada. The Detroit-based company offers a comprehensive, wellhead-to-market array of services, including natural gas transportation, storage and gathering. DT Midstream is transitioning towards net zero greenhouse gas emissions by 2050, including a target of achieving 30% of its carbon emissions reduction in the next decade.

Why DT Midstream Uses Operating Earnings and Adjusted EBITDA

Use of Operating Earnings Information – Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. DT Midstream management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DT Midstream uses operating earnings to measure performance against budget and to report to the Board of Directors.

Adjusted EBITDA is defined as GAAP net income attributable to DT Midstream before expenses for interest, taxes, depreciation and amortization, further adjusted to include the proportional share of net income from equity method investees (excluding taxes, depreciation and amortization), and to exclude certain items the company considers non-routine. DT Midstream believes Adjusted EBITDA is useful to the company and external users of DT Midstream’s financial statements in understanding operating results and the ongoing performance of the underlying business because it allows management and investors to have a better understanding of actual operating performance unaffected by the impact of interest, taxes, depreciation, amortization and non-routine charges noted in the table below. We believe the presentation of Adjusted EBITDA is meaningful to investors because it is frequently used by analysts, investors and other interested parties in the midstream industry to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. DT Midstream uses Adjusted EBITDA to assess the company’s performance by reportable segment and as a basis for strategic planning and forecasting.

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In this release, DT Midstream provides 2022 operating earnings guidance. It is likely that certain items that impact the company's 2022 reported results will be excluded from operating results. Reconciliations to the comparable 2022 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

DT Midstream also provides 2022 Adjusted EBITDA guidance. The reconciliation of net income to Adjusted EBITDA as projected for full-year 2022 is not provided. DT Midstream does not forecast net income as it cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, DT Midstream is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, DT Midstream is not able to provide a corresponding GAAP equivalent for Adjusted EBITDA.

Forward Looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, business prospects, outcomes of regulatory proceedings, market conditions, and other matters, based on what we believe to be reasonable assumptions and on information currently available to us.

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Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “intends,” “continues,” “forecasts,” “goals,” “strategy,” “prospects,” “estimate,” “project,” “scheduled,” “target,” “anticipate,” “could,” “may,” “might,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. In particular, express or implied statements relating to future earnings, cash flow, results of operations, uses of cash, tax rates and other measures of financial performance, future actions, conditions or events, potential future plans, strategies or transactions of DT Midstream, and other statements that are not historical facts, are forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream including, but not limited to, the following: risks related to the spin-off of DT Midstream from DTE Energy (“the Spin-Off”), including dependence on DTE Energy and the risk that transition services provided by DTE Energy could adversely affect our business and that the transaction may not achieve some or all of the anticipated benefits; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors, transporters and gatherers; changes in expected production from Southwestern, Antero and other third parties in our areas of operation; demand for natural gas gathering, transmission, storage, transportation and water services; the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; competition from the same and alternative energy sources; our ability to successfully implement our business plan; our ability to complete organic growth projects on time and on budget; our ability to complete acquisitions; the price and availability of debt and equity financing; restrictions in our existing and any future credit facilities and indentures; energy efficiency and technology trends; changing laws regarding cyber security and data privacy and any cyber security threat or event; operating hazards, environmental risks and other risks incidental to gathering, storing and transporting natural gas; changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to climate change and greenhouse gas emissions; natural disasters, adverse weather conditions, casualty losses and other matters beyond our control; the impact of outbreaks of illnesses, epidemics and pandemics, including the COVID-19 pandemic and the economic effects of the pandemic; interest rates; the impact of inflation on our business; labor relations; large customer defaults; changes in tax status, as well as changes in tax rates and regulations; intent to develop low carbon business opportunities and deploy greenhouse gas reducing technologies; the effects of existing and future laws and governmental regulations; changes in insurance markets impacting costs and the level and types of coverage available; the timing and extent of changes in commodity prices; the suspension, reduction or termination of our customers’ obligations under our commercial agreements; disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent; the effects of future litigation; the qualification of the Spin-Off as a tax-free distribution; the allocation of tax attributes from DTE Energy in accordance with the Tax Matters Agreement; and our ability to achieve the benefits that we expect to achieve as an independent publicly traded company.

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The above list of factors is not exhaustive. New factors emerge from time to time. DT Midstream cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements, see the discussion under the section entitled “Risk Factors” in our Annual Report on Form 10-K and any other reports filed with the SEC. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, you should not put any undue reliance on any forward-looking statements.

Any forward-looking statements speak only as of the date on which such statements are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

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Contact

Investors/Analysts

Todd Lohrmann, DT Midstream, 313.774.2424

investor_relations@dtmidstream.com

Media

Steven Rawlings, DT Midstream, 313.774.0690

steven.rawlings@dtmidstream.com

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DT Midstream, Inc. Reconciliation of Reported to Operating Earnings (non-GAAP)

		Three Months Ended December 31,
		2021					2020
		Reported Earnings	Pre-tax Adjustments		Income Taxes (1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)	Operating Earnings
		(millions)
	Transaction costs		$ —		$ —			$ 4	A	$ (1)

	Net Income Attributable to DT Midstream	$ 87	$ —		$ —	$ 87	$ 69	$ 4		$ (1)	$ 72

		Year Ended December 31,
		2021					2020
		Reported Earnings	Pre-tax Adjustments		Income Taxes (1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)	Operating Earnings
		(millions)
	Transaction costs		$ 20	A	$ (5)			$ 4	A	(1)
	Loss on note receivable		19	B	(5)			—		—
	Post-acquisition settlement		—		—			(20)	C	5

	Net Income Attributable to DT Midstream	$ 307	$ 39		$ (10)	$ 336	$ 312	$ (16)		$ 4	$ 300

(1)	Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments
Adjustments Key
A	Transaction costs relating to the separation of DT Midstream — recorded in Operating Expenses — Operation and Maintenance
B	Loss on note receivable for an investment in certain assets in the Utica shale region — recorded in Operating Expenses — Assets (gains) losses and impairments, net
C	Post-acquisition settlement recorded in Other (income) and expense

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DT Midstream, Inc. Reconciliation of Reported to Operating Earnings per diluted share (2) (non-GAAP)

Three Months Ended December 31,
		2021					2020 (3)
		Reported Earnings	Pre-tax Adjustments		Income Taxes (1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)	Operating Earnings
(per share)
	Transaction costs		$ —		$ —			$ 0.05	A	$ (0.01)

	Net Income Attributable to DT Midstream	$ 0.89	$ —		$ —	$ 0.89	$ 0.71	$ 0.05		$ (0.01)	$ 0.75

Year Ended December 31,
		2021					2020 (3)
		Reported Earnings	Pre-tax Adjustments		Income Taxes (1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)	Operating Earnings
(per share)
	Transaction costs		$ 0.20	A	$ (0.05)			$ 0.05	A	$ (0.01)
	Loss on note receivable		0.20	B	(0.05)			—		—
	Post-acquisition settlement		—		—			(0.21)	C	0.05

	Net Income Attributable to DT Midstream	$ 3.16	$ 0.40		$ (0.10)	$ 3.46	$ 3.23	$ (0.16)		$ 0.04	$ 3.11

(1)	Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments
(2)	Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations
(3)	Shares issued and outstanding as of June 30, 2021 of 96.7 million were treated as issued and outstanding for calculated historical earnings per share
Adjustments Key
A	Transaction costs relating to the separation of DT Midstream — recorded in Operating Expenses — Operation and Maintenance
B	Loss on note receivable for an investment in certain assets in the Utica shale region — recorded in Operating Expenses — Assets (gains) losses and impairments, net
C	Post-acquisition settlement recorded in Other (income) and expense

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DT Midstream, Inc. Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA (non-GAAP)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2021	2020	2021	2020
		(millions)
	Net Income Attributable to DT Midstream	$ 87	$ 69	$ 307	$ 312
	Plus: Interest expense	31	31	112	113
	Plus: Income tax expense	25	25	104	116
	Plus: Depreciation and amortization	42	41	166	152
	Plus: EBTDA from equity method investees (1)	48	40	174	154
	Plus: Adjustments for non-routine items (2)	—	4	39	(16)
	Less: Interest income	—	(3)	(4)	(9)
	Less: Earnings from equity method investees	(36)	(31)	(126)	(108)
	Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(4)	(4)
	Adjusted EBITDA	$ 196	$ 175	$ 768	$ 710

(1)	Includes share of our equity method investees’ earnings before taxes, depreciation and amortization, which we refer to as “EBTDA.” A reconciliation of earnings from equity method investees to EBTDA from equity method investees follows:

		Three Months Ended		Year Ended
		December 31,		December 31,
		2021	2020	2021	2020
		(millions)
	Earnings from equity methods investees	$ 36	$ 31	$ 126	$ 108
	Plus: Depreciation and amortization attributable to equity method investees	12	9	48	46
	EBTDA from equity method investees	$ 48	$ 40	$ 174	$ 154

(2)	Adjusted EBITDA calculation excludes certain items we consider non-routine. For the three months ended December 31, 2020, adjustments for non-routine items included $4 million of separation related transaction costs. For the year ended December 31, 2021, adjustments for non-routine items included (i) $19 million loss on notes receivable and (ii) $20 million of separation related transaction costs. For the year ended December 31, 2020, adjustments for non-routine items included (i) $20 million post-acquisition settlement, partially offset by (ii) $4 million of separation related transaction costs.